Exhibit 99.1

REVOCABLE PROXY

VILLAGE BANK AND TRUST FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 30, 2008

Proxy Solicited on Behalf of the Board of Directors

☒        Please mark votes as in this example.

The undersigned hereby appoints Michael L. Toalson and George R. Whittemore, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated hereon and upon any other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of shareholders of Village Bank and Trust Financial Corp. (the “Company”), to be held on Tuesday, September 30, 2008 at 6:00 p.m. at Village Bank at Watkins Centre, 15521 Midlothian Turnpike, Midlothian, Virginia, or any adjournments thereof, for the following purposes:

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Reorganization and Merger dated as of March 9, 2008, by and among Village Bank and Trust Financial Corp., Village Bank and River City Bank (the “Merger Agreement”), and approve the transactions contemplated by the Merger Agreement, including the merger of River City Bank with and into Village Bank.	☐	☐	☐

		FOR	WITH-HOLD	FOR ALL EXCEPT
2.	To elect as directors the three persons listed as nominees below	☐	☐	☐
For terms expiring in 2011
R.T. Avery, III
William B. Chandler
R. Calvert Esleeck, Jr.

INSTRUCTION: To withhold authority to vote for an individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

______________________________________________________________

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of the firm BDO Seidman, LLP, as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To authorize the board of directors to adjourn the Annual Meeting to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

☐        Mark here if you plan to attend the meeting.

Please be sure to sign and date this Proxy in the box below.

Date:

Shareholder sign above	Co-holder (if any) sign above.

Detach above card, sign, date and mail in postage paid envelope provided.

VILLAGE BANK AND TRUST FINANCIAL CORP.

If signed as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED: